EXHIBIT 10.6


         TAX PAYMENT AGREEMENT (as same may be amended, modified, supplemented or restated from time to time, this "Agreement"), dated as of September 28, 1999, among Sbarro, Inc., a New York corporation (the "Company"), and Mario Sbarro, Joseph Sbarro, Joseph Sbarro (1994) Family Limited Partnership (the "Partnership"), Anthony Sbarro, and Mario Sbarro and Franklin Montgomery, not individually but as trustees under that certain Trust Agreement dated April 28, 1984 for the benefit of Carmela Sbarro and her descendants.

         WHEREAS, the Company may elect to be taxed under the provisions of Subchapter S of the Code (as hereinafter defined) and comparable provisions of applicable state and local law, commencing as early as the Company's fiscal year 2000, and may make distributions to the Shareholders (as hereinafter defined) in order to facilitate their payment of income taxes that will be borne by them as a result of that election; and

         WHEREAS, the Indenture (as hereinafter defined) contains a limitation on the amount of "Restricted Payments" that may be made by the Company, but contemplates that, notwithstanding such limitation, the Company may make "Tax Distributions" (as defined in the Indenture), in respect of periods for which the Company is an S Corporation (as hereinafter defined); and

         WHEREAS, the parties hereto desire to set forth such terms and conditions;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

               (a) "Annual Tax Payment Date" with respect to a taxable year of an Individual means the due date for an Individual's federal income tax return for such taxable year (without regard to any extension of time).

               (b) "Applicable Percentage" with respect to an Estimated Tax Payment Date is determined as follows:

               Number of the Estimated Tax Payment Date           Applicable
               with respect to an Individual's taxable year       Percentage
               --------------------------------------------       ----------

                                 1st                                  25%
                                 2nd                                  50%
                                 3rd                                  75%
                                 4th                                 100%

               (c) "Applicable Period" with respect to an Estimated Tax Payment Date is determined as follows:

Number of the Estimated Tax Payment Date              Applicable
with respect to an Individual's taxable year          Period
--------------------------------------------          ------

                  1st 1st two 4-week periods of the Company ending in such taxable year

                  2nd 1st five 4-week periods of the Company ending in such taxable year

                  3rd                                 1st eight  4-week
                                                      periods   of  the
                                                      Company ending in
                                                      such taxable year

                  4th                                 1st twelve 4-week
                                                      periods   of  the
                                                      Company ending in
                                                      such taxable year

               (d) "Capital Gain Rate" with respect to a particular class of Net Capital Gains means the aggregate of the maximum marginal federal and New York State income tax rates (including any surcharge thereon) imposed on such class of Net Capital Gains of an Individual for the period to which the computation relates (which period in the case of the computation with respect to an Estimated Tax Payment Date shall be the Applicable Period), which shall be reduced to take into account the deductibility of New York State income taxes against ordinary income for federal income tax purposes (computed by assuming that such deduction, if any, will be subject to any phase-out therefor under the Code (i) based solely on (A) the taxable income of the Company for federal income tax purposes, including amounts required to be separately stated, reduced by the amount, if any, of Company-level tax imposed under Sections 1374 and/or 1375 of the Code (to the extent not otherwise taken into account in determining taxable income), for the period to which the computation relates (as annualized in accordance with paragraph 2 of this Agreement), and (B) the New York State income tax thereon at the maximum marginal rates for an Individual and (ii) assuming the Individual is in the maximum marginal federal ordinary income tax bracket).

               (e) "Carryforward Capital Loss" or Carryforward Ordinary Loss" means, with respect to a taxable period, the aggregate Net Capital Losses or Ordinary Losses, as the case may be, for all prior taxable years in which the Company was an S Corporation, to the extent such Net Capital Losses or Ordinary Losses, as the case may be, were not previously taken into account by reducing the aggregate amount of payments or distributions (net of required repayments) in respect of a prior taxable year under this Agreement.

               (f) "Code" means the U.S. Internal Revenue Code of 1986, as amended and as the same may be amended from time to time and any successor thereto. Any reference to a Code section, Chapter or Subchapter shall mean such section, Chapter or Subchapter of the Code as the same may be amended and any successor provision thereto.

               (g) "Estimated Tax Payment Date" means each date by which an Individual is required to pay estimated federal income tax with respect to a taxable year of the Individual (determined without regard to whether estimated tax payments are required to be made by any particular Shareholder and assuming estimated tax payments are required to be paid by the Individual).

               (h) "Indenture" means that certain Indenture of even date herewith among the Company, various subsidiaries of the Company who are guarantors thereunder and FIRSTAR Bank, as trustee, pursuant to which the Company is initially issuing Notes.

               (i) "Individual" means a hypothetical natural person who is a shareholder of the Company, who is a resident of New York State (but not New York City or Yonkers) and who uses the calendar year as his taxable year. This definition is solely for purposes of making the calculations of payments or distributions (or repayments) under this Agreement and shall not be deemed to imply that any particular Shareholder is a natural person or resident of New York State.

               (j) "Net Capital Gain" (if positive) and "Net Capital Loss" (if negative) for a taxable period means (i) the "net capital gain" or "net capital loss", respectively, of the Company within the meaning of Section 1222 of the Code, including amounts required to be separately stated, computed without regard to any carryforward of any net operating loss or capital loss from a prior taxable year, minus (ii) the amount, if any, of Company-level tax imposed under Sections 1374 and/or 1375 of the Code with respect to such Net Capital Gain (to the extent not otherwise taken into account in computing "net capital gain" or "net capital loss"). Net Capital Gain for a taxable period shall not exceed the taxable income of the Company for such period. A class of Net Capital Gain shall refer to items of "net capital gain" under Section 1222 of the Code that are subject to a particular federal income tax rate.

               (k) "Notes" has the meaning ascribed to such term in the Indenture.

               (l) "Ordinary Income" (if positive) and "Ordinary Loss" (if negative) for a taxable period means (i) the taxable income or taxable loss of the Company for federal income tax purposes for such taxable period, including amounts required to be separately stated, computed without regard to any item included in determining Net Capital Gain or Net Capital Loss and without regard to any carryforward of any net operating loss or capital loss from a prior taxable year, (ii) minus the amount, if any, of Company-level tax imposed under Sections 1374 and/or 1375 of the Code with respect to such taxable income (to the extent not otherwise taken into account under clause (i)). The amount of Ordinary Loss for a taxable period shall be reduced by the amount, if any, by which Net Capital Gain for such period is reduced as a result of the penultimate sentence of the definition of Net Capital Gain.

               (m) "Ordinary Rate" means the aggregate of the maximum marginal federal and New York State income tax rates (including any surcharge thereon) imposed on the ordinary taxable income of an Individual for the period to which the computation relates (which period in the case of the computation with respect to an Estimated Tax Payment Date shall be the Applicable Period), which shall be reduced to take into account the deductibility of New York State income taxes for federal income tax purposes (computed by assuming that such deduction, if any, will be subject to any phase-out therefor under the Code (i) based solely on (A) the taxable income of the Company for federal income tax purposes, including amounts required to be separately stated, reduced by the amount, if any, of Company-level tax imposed under Section 1374 and/or 1375 of the Code (to the extent not otherwise taken into account in determining taxable income), for the period to which the computation relates (as annualized in accordance with paragraph 2 of this Agreement and (B) the New York State income tax thereon at the maximum marginal rates for an Individual and (ii) assuming the Individual is in the maximum marginal federal ordinary income tax bracket).

               (n) "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization or a government or any department or agency thereof.

               (o) "S Corporation" means a corporation that is treated as an "S corporation" for federal income tax purposes.

               (p) "Shareholders" means the holders of record of shares of capital stock of the Company, as set forth on the stock records of the Company on the applicable date as of which Shareholders are determined.

               (q) "Tax Return Date" with respect to a taxable year of the Company means the date on which the federal income tax return of the Company for such taxable year is filed.

               (r) "Trustee" means the trustee under the Indenture.

         2. Estimated Tax Payment Distributions. Within 30 days before each Estimated Tax Payment Date, the Chief Financial Officer of the Company shall:

               (a) determine the Ordinary Income or Ordinary Loss and Net Capital Gain or Net Capital Loss and, in the event of Net Capital Gain, the amount of each class of Net Capital Gain, for the Applicable Period to which the Estimated Tax Payment Date relates, which (i) in the case of Ordinary Income or Net Capital Gain shall be reduced (but not below zero) by the Carryforward Ordinary Loss or Carryforward Net Capital Loss, respectively, if any and (ii) in the case of Net Capital Gain, shall be further reduced (but not below zero) by any remaining Carryforward Ordinary Loss (after application under clause (i));

               (b) annualize each of the amounts determined under clause (a) by dividing each such amount by the number of weeks in the Applicable Period and multiplying the result by the number of weeks in the taxable year of the Company that ends (or is deemed to end) with or within the Individual's taxable year to which the Estimated Tax Payment Date relates;

               (c) multiply the annualized amount of Ordinary Income determined under clause (b) by the Ordinary Rate and by the Applicable Percentage with respect to the Estimated Tax Payment Date, and for each class of Net Capital Gain multiply the portion of the annualized amount of Net Capital Gain with respect to such class by the applicable Capital Gain Rate with respect to such class and by the Applicable Percentage with respect to the Estimated Tax Payment Date;

               (d) add the products determined under clause (c) and reduce such amount (but not below zero) by the aggregate amount of any prior distributions made pursuant to this Agreement with respect to the taxable year of an Individual to which the Estimated Tax Payment Date relates.

         Not earlier than 10 days before, and not later than 10 days after, each Estimated Tax Payment Date, the Company may pay or distribute to or for the benefit of the Shareholders in cash an aggregate amount up to the amount determined under clause (d) with respect to such Estimated Tax Payment Date.

         3. Annual Tax Payment Distribution. Within 30 days before each Annual Tax Payment Date, the Chief Financial Officer of the Company shall determine the Ordinary Income or Ordinary Loss and Net Capital Gain or Net Capital Loss and, in the event there is Net Capital Gain, the amount of each class of Net Capital Gain, for the taxable year of the Company that ends (or is deemed to end) with or within the Individual's taxable year to which the Annual Tax Payment Date relates. Not earlier than 10 days before, and not later than 10 days after, an Annual Tax Payment Date, the Company may pay or distribute to or for the benefit of the Shareholders in cash an aggregate amount up to the excess, if any, of (a) the sum of (i) the product of such Ordinary Income for such taxable year, reduced (but not below zero) by the Carryforward Ordinary Loss, if any, and multiplied by the Ordinary Rate, and (ii) the product of each class of Net Capital Gain for such taxable year, reduced (but not below zero) by the applicable Carryforward Net Capital Loss, if any, and by any Carryforward Ordinary Loss (to the extent not taken into account in clause (i) above) and multiplied by the applicable Capital Gain Rate with respect to such class, over
(b) the aggregate amount of any prior payments or distributions made to or for the benefit of the Shareholders pursuant to this Agreement with respect to such taxable year.

         4. Adjustment for Under and Excess Distributions. Not earlier than the date on which the certificate of the Company's certified independent accountants required pursuant to

Section 4.14(d)(iv) of the Indenture is given to the Trustee, and not later than 10 days thereafter, the Company may pay or distribute to or for the benefit of the Shareholders in cash an aggregate amount up to the excess, if any, of the amount that would be determined under clause (a) of paragraph 3 of this Agreement over the amount that would be determined under clause (b) of paragraph 3 of this Agreement, in each case utilizing the Ordinary Income and Net Capital Gains reflected on the Company's federal income tax return filed with respect to the taxable year of the Company to which such Tax Return Date relates and taking into account any additional payments or distributions that were made pursuant to this Agreement with respect to such taxable year. If the amount so determined under clause (b) of paragraph 3 of this Agreement exceeds the amount so determined under clause (a) of paragraph 3 of this Agreement, the Company shall promptly notify each Shareholder of such excess payment or distribution, including a calculation of such excess and the portion thereof related to the shares owned by such Shareholder (as determined by the Company through the Board of Directors whose determination shall be conclusive and binding on the parties), and each Shareholder shall repay to the Company such portion of the excess as is related to the shares owned by such Shareholder in cash within 75 days from the date of such notice, plus an amount equal to interest thereon at the overpayment rate under Section 6621 of the Code from the due date of such repayment to the date of repayment. Subsequent payments or distributions to or for the benefit of the Shareholders pursuant to this Agreement shall be reduced by the aggregate amount, if any, required to be repaid to the Company pursuant to the preceding sentence that has not been repaid. The Company may offset any payment or distribution hereunder to or for the benefit of a Shareholder against the amount such Shareholder is required to repay to the Company that has not been repaid by such Shareholder. If (a) payments or distributions to or for the benefit of Shareholders pursuant to this Agreement have been reduced pursuant to the third sentence of paragraph 4 or the third sentence of paragraph 5 by an amount required to be repaid by a Shareholder that has not been repaid and (b)
(i) subsequent to such reduction such Shareholder repays such amount to the Company or (ii) subsequent to or after giving effect to such reduction such amount is offset against any payment or distribution pursuant to this Agreement to or for the benefit of such Shareholder, the Company may make additional distributions pursuant to this Agreement to or for the benefit of the Shareholders in an amount equal to the amount so repaid or offset (in each case, exclusive of amounts measured by interest), provided that at no time shall the aggregate payments or distributions to or for the benefit of Shareholders pursuant to this Agreement (net of repayments and amounts required to be repaid (in each case, exclusive of amounts measured by interest)) exceed the aggregate amount (net or repayments and amounts required to be repaid (in each case, exclusive of amounts measured by interest)) that would have been paid or distributed to or for the benefit of Shareholders pursuant to this Agreement if such Shareholder had not defaulted in such Shareholder's obligations to repay any amount to the Company pursuant to this Agreement.

         5. Effects of Tax Calculation Changes. If the Company's Ordinary Income or any Net Capital Gain as reflected on its tax return for any taxable year in which the Company is an S Corporation (or any portion of such year) is changed for any reason, including as a result of an amended tax return or audit, the Company may pay or distribute to or for the benefit of the Shareholders in cash not later than 30 days after such change is determined an aggregate amount up to the sum of (a) the excess, if any, of the amount that would be determined under clause (a) of paragraph 3 of this Agreement over the amount that would be determined under clause (b) of paragraph 3 of this Agreement, in each case utilizing such adjusted Ordinary Income or Net Capital Gain and taking into account any additional payments or distributions that were made pursuant to this Agreement with respect to such taxable year and any repayments of distributions pursuant to this Agreement with respect to such taxable year, plus (b) interest thereon at the underpayment rate under Section 6621 of the Code from the Annual Tax Payment Date for such taxable year to the date of payment and any penalty imposed to the extent the penalty relates to any item from the Company. If the amount so determined under clause (b) of paragraph 3 of this Agreement exceeds the amount so determined under clause (a) of paragraph 3 of this Agreement, the Company shall promptly notify each Shareholder of such excess payment or distribution, including a calculation of such excess and the portion thereof related to the shares owned by such Shareholder (as determined by the Company through the Board of Directors, whose determination shall be conclusive and binding on the parties) and each Shareholder shall repay to the Company such portion of the excess payment or distribution as is related to the shares owned by such Shareholder in cash within 75 days from the date of notice thereof from the Company, plus an amount equal to interest thereon at the overpayment rate under Section 6621 of the Code from the later of (i) April 15 of the year following the calendar year to which the repayment relates or (ii) the date on which the payment or distribution causing the overpayment was made, to the date of repayment. Subsequent payments or distributions to or for the benefit of the Shareholders pursuant to this Agreement shall be reduced by the aggregate amount, if any, required to be repaid to the Company pursuant to the preceding sentence that has not been repaid. The Company may offset any payment or distribution hereunder to or for the benefit of a Shareholder against the amount such Shareholder is required to repay to the Company that has not been repaid by such Shareholder.

         6. Effects of S Corporation Cessation. The provisions of this Agreement providing for payments or distributions by the Company to or for the benefit of Shareholders shall apply only in respect of periods for which the Company is an S Corporation. If the Company ceases to be an S Corporation, the Company shall promptly notify each Shareholder of any payments or distributions to or for the benefit of the Shareholders that were made hereunder with respect to periods following the date the Company ceased to be an S Corporation, including a calculation of such amount and the portion thereof related to the shares owned by such Shareholder (as determined by the Company through the Board of Directors, whose determination shall be conclusive and binding on the parties) and each Shareholder shall repay to the Company such portion of such amount as is related to the shares owned by such Shareholder in cash within 75 days from the date of notice thereof from the Company, plus an amount equal to interest thereon at the overpayment rate under Section 6621 of the Code from April 15 of the years following the year to which such repayments relate to the date of repayment. All repayments by Shareholders pursuant to paragraphs 4, 5 or 6 of this Agreement (including any amounts measured by interest thereon as set forth in such paragraphs) shall be deemed to be contributions to the capital of the Company.

         7. Company Covenants with Respect to S Corporation Election. The Company has covenanted in the Indenture that: (a) if it elects to be treated as an S Corporation, (i) it will elect to be treated as an "S corporation" or its equivalent for state and local income tax purposes and (ii) with respect to each of the Company's subsidiaries as to which the Company makes a valid "qualified subchapter S subsidiary" election under Section 1361(b)(3) of the Code, the Company will make an equivalent election for state and local income tax purposes, in each case in each state and locality in which the Company does business that permits such an election, for the earliest possible tax year, and
(b) except in connection with the termination of the Company's status as an S Corporation, the Company shall not take any action which it knows would terminate any election made to be treated as an "S corporation" or its equivalent for state or local income tax purposes, or for one or more of its subsidiaries to be treated as a "qualified subchapter S subsidiary" or its equivalent for state or local income tax purposes. If the Company fails to qualify as an "S corporation" or its equivalent, or if a subsidiary of the Company fails to be treated as a "qualified subchapter S subsidiary" or its equivalent, for state or local income tax purposes for any reason (including failing to elect to be treated as an "S corporation" or its equivalent or as a "qualified subchapter S subsidiary" or its equivalent) in any jurisdiction that permits such characterization for any taxable year in which the Company is an S Corporation, subsequent payments or distributions to or for the benefit of the Shareholders pursuant to this Agreement shall be reduced (but not below zero) by an aggregate amount equal to the amount of the increase, if any, in the Company-level income taxes (including state and local taxes) for such taxable year as a result of the failure to so qualify.

         8. Tax Withholding. The Company shall withhold and timely pay over to the appropriate taxing authority any income taxes required to be withheld from payments or distributions made to or for the benefit of Shareholders pursuant to this Agreement. The Company may elect to file one or more composite income tax returns where permitted under applicable state or local law, in lieu of the Shareholders filing individual income tax returns and may pay the tax shown to be due on such returns. The Company may pay to the appropriate taxing authority any income tax required to be paid by the Company on behalf of such Shareholders to such taxing authorities. Payments pursuant to either of the two immediately preceding sentences shall be treated as payments or distributions to or for the benefit of such Shareholders pursuant to this Agreement. Subsequent payments or distributions to or for the benefit of the Shareholders pursuant to this Agreement shall be reduced by the aggregate amount by which the payments taken into account pursuant to the immediately preceding sentence exceed the amounts that would otherwise be paid or distributed pursuant to this Agreement. The Company may offset any payment or distribution hereunder to or for the benefit of a Shareholder against the benefit received by such Shareholder pursuant to this paragraph 8 (to the extent not previously offset).

         9. Change in Estimated Tax Laws or the Company's Fiscal Year. In the event there is a change in the manner, timing or amount of an Individual's required payments of estimated tax under the Code or applicable New York State law, or a change in the Company's taxable year to the calendar year, the payments and distributions permitted under this Agreement shall be adjusted to take into account such changes in such fashion as may reasonably be determined in good faith by the Board of Directors of the Company to permit the Company to make payments and distributions to or for the benefit of the Shareholders that would enable an Individual to pay his estimated tax amounts with respect to items of or relating to the Company without incurring any interest, addition to tax or penalty (to the same extent contemplated by this Agreement with respect to current law). All such reasonable determinations made in good faith by the Board of Directors shall be binding upon all parties to this Agreement.

         10. Change to Partnership Status. The Company may convert from an S Corporation to an entity taxable as a partnership for federal income tax purposes, provided such conversion is not otherwise prohibited by the Indenture (without regard to this Agreement). The Company shall pay any Company-level tax imposed with respect to such conversion. Subsequent payments or distributions to or for the benefit of the Shareholders pursuant to this Agreement shall be reduced by an aggregate amount equal to the amount of the Company-level income tax payable with respect to such conversion. References in this Agreement to S Corporation shall include the Company following such conversion, so long as it is classified as a partnership for federal income tax purposes.

         11. Term.

         This Agreement shall commence on the date hereof and terminate when agreed to in a writing signed by or on behalf of (under proper authorization) Shareholders owning shares of capital stock of the Company possessing at least 80% of the voting power in the election of directors of all capital stock of the Company, except that the obligations of Shareholders to make any repayments pursuant to paragraphs 4, 5 and 6 of this Agreement (including any amounts measured by interest thereon as set forth in such paragraphs) shall survive such termination.

         12. Future Transferees.

         (a) To enable the Company to elect to be taxed as an S Corporation, the Partnership agrees that, on or before December 31, 1999 (or such later date as the Company, acting through its Board of Directors, may establish), the Partnership shall transfer all of the shares of the Company's capital stock owned by it to one or more (but no more than four in addition to Joseph Sbarro) Persons, each of whom is, and will continue to be, eligible to be a shareholder of an S Corporation.

         (b) The Shareholders agree not to, from the date hereof through March 15, 2002 (or such earlier date as the Company through its Board of Directors affirmatively determines that it will not make an election before March 15, 2002 to be treated as an S Corporation), and during any period during which the Company is an S Corporation, transfer (whether by sale, gift, inheritance, bequest or otherwise), nor agree to transfer nor grant to any Person a right to receive any capital stock of the Company, nor take any other action, if such transfer, grant or other action would cause the Company to be ineligible to be, or to cease being, an S Corporation, and any such transfer or grant shall be null and void ab initio and shall not be recognized by the Company.

         (c) Any Person purchasing or otherwise acquiring (by gift, inheritance, bequest, purchase or otherwise) any capital stock of the Company from any Shareholder, by accepting it, shall be deemed to be a party to this Agreement and subject to all of the covenants, terms and conditions of this Agreement as if such Person signed this Agreement. Promptly (but in any case within 10 business days) after such acquisition, such Person shall execute and deliver to the Company an agreement in substantially the form annexed to this Agreement as Exhibit "A" in which such new Shareholder agrees, among other things, to be fully bound by, and subject to, all of the covenants, terms and conditions of this Agreement and to be deemed a Shareholder hereunder for all purposes hereof (the "Joinder Agreement"), but the failure of such Person to so execute and deliver a Joinder Agreement shall not affect such Person's agreement under the immediately preceding sentence or otherwise under this Agreement.

         (d) Following receipt of notice from the Company that the Company will elect to be treated as an "S corporation" for federal income tax purposes, each Shareholder shall timely consent to such election and to timely elect or consent to any other election as contemplated by Section 4.14 of the Indenture.

         (e) Any Person who acquires shares of the Company's capital stock from a transferor-Shareholder shall be obligated to make any repayments that would be required to be made under this Agreement with respect to payments or distributions made with respect to the shares so acquired.

         (f) Each Shareholder acknowledges and agrees that, with respect to periods for which the Company is an S Corporation, such Shareholder may be liable for taxes with respect to items from the Company in excess of the payments or distributions made to or for the benefit of such Shareholder pursuant to this Agreement.

         (g) The Shareholders acknowledge and agree that, if any Shareholder (a "Defaulting Shareholder") fails to timely make any repayments pursuant to paragraphs 4, 5 and 6 of this Agreement (including any amounts measured by interest thereon as set forth in such paragraphs), such failure could result in a Default and Event of Default under (i) the Indenture and/or (ii) other loan arrangements to which the Company or its subsidiaries may from to time be a party. Accordingly, in the event of such failure, the Defaulting Shareholder authorizes each other Shareholder (none of whom shall be obligated to) to pay to the Company, on behalf of the Defaulting Shareholder, any or all of the amount owed by the Defaulting Shareholder to the Company pursuant to this Agreement. The amount so paid to the Company on behalf of a Defaulting Shareholder shall be a loan to the Defaulting Shareholder from the Shareholder(s) making such advance and a capital contribution by the Defaulting Shareholder to the Company. Each such loan shall be payable upon demand and shall bear interest at the prime rate in effect from time to time as announced by European American Bank, plus 5%. All costs of collection of such loans, including without limitation reasonable attorneys' fees, shall be borne by the Defaulting Shareholder.

         (h) Nothing herein shall be construed as limiting the ability of any Shareholders (including a transferor and transferee of shares of capital stock of the Company) from entering into agreements among themselves relating to their shares of capital stock in the Company. The Company shall not be bound by any such agreement, but shall be a third party beneficiary thereof.

         13. Legends. Each certificate representing shares of capital stock of the Company held by any Shareholder shall be imprinted with a legend in substantially the following form:

                           "THE SECURITIES REPRESENTED BY THIS
                           CERTIFICATE ARE SUBJECT TO A TAX PAYMENT
                           AGREEMENT (A COPY OF WHICH IS ON FILE WITH
                           THE SECRETARY OF THE COMPANY).  THE
                           HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE
                           OF THIS CERTIFICATE, AGREES TO BE BOUND BY
                           ALL OF THE PROVISIONS OF SUCH TAX PAYMENT
                           AGREEMENT."

         14. Amendments and Waivers.

               (a) The provisions of this Agreement may only be amended in a writing signed (i) by or on behalf of (under proper authorization) Shareholders owning shares of capital stock of the Company possessing at least 80% of the voting power in the election of directors of all capital stock of the Company and (ii) by an officer of the Company authorized to do so by its Board of Directors; provided, however, that no amendment may reduce the obligations of the Shareholders to make any repayments pursuant to paragraphs 4, 5 and 6 of this Agreement (including any amounts measured by interest thereon as set forth in such paragraphs), other than in connection with an public offering of common stock of the Company to provide that the Shareholders who immediately prior to the consummation of such public offering are (or if the liability were determined at such time, would be) liable to make such repayments shall continue to be the sole Shareholders obligated to make repayments after the public offering.

               (b) A waiver of any provision of this Agreement shall be effective (i) if against the Shareholders generally, only if authorized by action taken in writing by or on behalf of (under proper authorization) Shareholders then owning of record shares of capital stock of the Company possessing at least 80% of the voting power in the election of directors of all capital stock of the Company or (ii) if against the Company, only if in writing executed by an officer authorized to do so by the Company's Board of Directors; provided, however, that so long as any Notes remain outstanding, no waiver shall reduce the obligations of the Shareholders to make any repayments pursuant to paragraphs 4, 5 and 6 of this Agreement (including any amounts measured by interest thereon as set forth in such paragraphs), other than in connection with an public offering of common stock of the Company to provide that the Shareholders who immediately prior to the consummation of such public offering are (or if the liability were determined at such time, would be) liable to make such repayments shall continue to be the sole Shareholders obligated to make repayments after the public offering. Any waiver granted shall not operate as a waiver of or with respect to any subsequent or other failure. The failure of any party to enforce any provision of this Agreement shall in no way be construed as a waiver of such provision and shall not affect the right of such party to thereafter enforce each and every provision of this Agreement in accordance with its terms.

         15. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, beneficiaries, distributees, executors, administrators, successors and assigns. This Agreement covers all shares of the capital stock of the Company, whether owned at the time a Shareholder becomes a party to this Agreement or thereafter acquired in any manner.

         16. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. The parties agree that (a) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable,
(b) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (c) the remaining provisions shall remain enforceable to the extent permitted by law.

         17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all such counterparts taken together shall constitute one and the same agreement. It shall not be necessary, in making proof of this Agreement, to produce or account for more than one such counterpart.

         18. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given to the intended recipient (a) when personally delivered, (b) upon delivery by overnight courier (receipt confirmation requested) or (c) five business days after being mailed by certified or registered mail (return receipt requested), in each case with delivery charges and postage prepaid and addressed as follows (or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the Company):

                           If to the Company:

                           Sbarro, Inc.
                           401 Broadhollow Road
                           Melville, New York 11747
                           Attention:  President

                           If to a Shareholder:

                           To such Shareholder at such Shareholder's address of record in the stock transfer records of the Company.

Any notice, demand or other communication that may be given by a Shareholder to one or more other Shareholders shall be deemed given if and when given to the Company on behalf of such Shareholder(s) in the manner herein provided for notices to be given to the Company. The Company agrees to forward copies of any such notices, demands or communications promptly to the applicable Shareholder(s) in a manner prescribed above and such notice, demand or other communication shall be deemed given to the Shareholder recipient when same is given (as provided above) by the Company.

         19. Governing Law. This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. This Agreement shall not be construed against any party by reason of its having caused this Agreement to be drafted.

         20. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto, and supersedes all prior agreements and understandings, oral and written, among the parties hereto, with respect to the subject matter hereof.

         21. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

         22. Submission to Jurisdiction. Each of the parties hereto irrevocably consents to the jurisdiction of, and venue in, the federal and state courts located in the Borough of Manhattan, City of New York and State of New York, over any suit, action, or proceeding with respect to this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that such party is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by said courts, and each party hereto irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such a federal or New York state court.

         23. Remedies.

               (a) Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

               (b) It is acknowledged that it will be impossible to measure in money the damages that would be suffered if a party hereto fails to comply with any of the obligations herein imposed on such party (including, without limitation, in the event of a failure by a Defaulting Shareholder to timely comply with such Shareholder's obligations under paragraph 4 or elsewhere in this Agreement which could cause a Default or Event of Default under the Indenture and/or other loan arrangements to which the Company or its subsidiaries may from time to time be a party) and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such aggrieved party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

               (c) The parties hereto agree that, if any party seeks to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing party or parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceedings.

               24. MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

               25. Headings. The paragraph headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of any provision of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        SBARRO, INC.


                                        By:  /s/ Robert G. Rooney
                                             -----------------------------------
                                            Name:   Robert G. Rooney
                                            Title:  Vice President-Finance


                                        /s/ Mario Sbarro
                                        ----------------------------------------
                                            Mario Sbarro


                                        /s/ Joseph Sbarro
                                        ----------------------------------------
                                            Joseph Sbarro

                                        JOSEPH SBARRO (1994) FAMILY
                                           LIMITED PARTNERSHIP

                                        By:  /s/ Joseph Sbarro
                                        ----------------------------------------
                                                 Joseph Sbarro, General Partner

                                        /s/ Anthony Sbarro
                                        ----------------------------------------
                                                Anthony Sbarro

                                        /s/ Franklin Montgomery
                                        ----------------------------------------
                                        Franklin Montgomery, not individually
                                        but as trustee under that certain Trust
                                        Agreement dated April 28, 1984 for the
                                        benefit of Carmela Sbarro and her
                                        descendants

                                        /s/  Mario  Sbarro
                                        ----------------------------------------
                                        Mario Sbarro,  not individually   but
                                        as  trustee  under that certain Trust
                                        Agreement dated April 28, 1984 for
                                        the benefit of Carmela Sbarro and
                                        her descendants

                                   EXHIBIT "A"

                                   JOINDER TO

                              TAX PAYMENT AGREEMENT


         THIS JOINDER to the Tax Payment Agreement, dated as of _____________, 1999, by and among Sbarro, Inc., a New York corporation (the "Company"), and the Shareholders of the Company (the "Agreement"), is made and entered into by the undersigned new Shareholder of the Company (the "New Shareholder"). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Agreement.

         WHEREAS, the New Shareholder is acquiring certain shares of capital stock of the Company, and the Agreement and the Company require the New Shareholder, as a condition to acquiring such stock and being recognized as a Shareholder of the Company, to become a party to the Agreement;

         NOW, THEREFORE, in consideration of becoming a Shareholder and being entitled to the benefits of the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Shareholder hereby agrees as follows:

         1. Agreement to be Bound. The New Shareholder agrees that the New Shareholder is a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement, shall be entitled to all of the benefits thereof and shall be deemed a "Shareholder" for all purposes thereof. Without limiting the foregoing, the New Shareholder acknowledges that the New Shareholder may be obligated to repay certain excess payments or distributions made to or for the benefit of Shareholders pursuant to the Agreement to the extent such payments or distributions relate to the shares owned by the New Shareholder and that the New Shareholder may be responsible to pay taxes on amounts in excess of amounts actually distributed to the New Shareholder.

         2. Successors and Assigns. This Joinder shall be binding upon, and shall inure to the benefit of and be enforceable by, the New Shareholder and the New Shareholder's respective heirs, beneficiaries, distributees, executors, administrators, successors and assigns.

         3. Governing Law. This Joinder shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         4. Headings. The paragraph headings contained in this Joinder are for reference purposes only and will not affect in any way the meaning or interpretation of any provision of this Joinder.

         IN WITNESS WHEREOF, the undersigned New Shareholder has executed this Joinder as of the date written below; however, this Joinder shall be effective as of the time the undersigned New Shareholder first became a Shareholder of the Company.


Dated:  ___________________________        _____________________________________